Exhibit 10.4

FIRST AMENDMENT TO PURCHASE AGREEMENT

This FIRST AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”) is entered into as of this 17th day of February, 2025, by and between Winning View Investment Limited, a British Virgin Islands business company, and BeyondSpring Inc, a company formed under the laws of the Cayman Islands.

W I T N E S S E T H:

WHEREAS, the parties hereto have entered into that certain Preferred Share Purchase Agreement, dated as of January 24, 2025 (the “Purchase Agreement”); and

WHEREAS, pursuant to and in accordance with Section 9.2.1 of the Purchase Agreement, the parties hereto wish to amend the Purchase Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Purchase Agreement as follows:

1.     Existing Definitions. All capitalized terms used but not defined in this Amendment have the meanings assigned to them in the Purchase Agreement.

2.     Amendment.

(a)        Section 2.1.1 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

On the terms and subject to the conditions set forth in this Agreement, at the First Closing (defined below), (i) the Seller shall sell, transfer, convey, assign and deliver to the Purchaser 980,427 of the Purchased Shares, free and clear of all Liens (other than restrictions on transfer imposed by applicable securities laws and the Investor Agreements), and the Purchaser shall purchase, acquire and accept from the Seller, all of the Seller’s right, title and interest in and to such Purchased Shares, and (ii) the Purchaser shall pay and deliver to the Seller $4,166,818.00 in cash.

(b)        Section 2.1.2 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

On the terms and subject to the conditions set forth in this Agreement, at the Second Closing (defined below), (i) the Seller shall sell, transfer, convey, assign and deliver to the Purchaser 1,436,327 of the Purchased Shares, free and clear of all Liens (other than restrictions on transfer imposed by applicable securities laws and the Investor Agreements), and the Purchaser shall purchase, acquire and accept from the Seller, all of the Seller’s right, title and interest in and to such Purchased Shares, and (ii) the Purchaser shall pay and deliver to the Seller $6,104,386.50 in cash.

3.     Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Purchase Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the parties hereto. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Purchase Agreement or as a waiver of or consent to any further or future action on the part of any of the parties hereto that would require the waiver or consent of any other party hereto.

4.     Miscellaneous. The provisions set forth in Section 9 (Miscellaneous) of the Purchase Agreement shall apply to this Amendment, mutatis mutandis. In the event of a conflict between a provision of the Purchase Agreement and a provision of this Amendment, the provisions of this Amendment will control to the extent of such conflict. On and after the date hereof, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Purchase Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Purchase Agreement, will mean and be a reference to the Purchase Agreement as amended by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties hereto have executed or caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

WINNING VIEW INVESTMENT LIMITED

By:	/s/ Song Quanqi
	Name:	Song Quanqi
	Title:	Director

BEYONDSPRING INC.

By:	/s/ Lan Huang
	Name:	Lan Huang
	Title:	Chairperson and Chief Executive Officer